EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-08315 of CalEnergy Company, Inc. on Form S-3 of our report dated March 29, 1996 appearing in the report on Form 8-K/A dated August 27, 1996, incorporated by reference herein, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of such Registration Statement.


DELOITTE & TOUCHE LLP
Houston, Texas
August 28, 1996